UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 1, 2016

Egalet Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-36295	46-357334
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

460 East Swedesford Road, Suite 1050,

Wayne, Pennsylvania 19087

(610) 833-4200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Effective January 1, 2016, Egalet Corporation (the “Company”) appointed Barbara Carlin as its Chief Accounting Officer. Since January 2014, Ms. Carlin, 41, has served as Vice President, Finance & Administration of the Company.  Prior to joining the Company, Ms. Carlin served as Director, Corporate Project Management of Topaz Pharmaceuticals, Inc. from January 2011 to October 2011, as Finance Director of Swedish Orphan Biovitrum from February 2012 to August 2013 and as an independent financial consultant to various start-up life science companies from November 2011 to January 2012 and again from September 2013 to December 2013.  Prior to her time at Topaz, Ms. Carlin also held senior financial positions at Resources Global Professionals, Moksha8, Genaera Corporation, Vicuron Pharmaceuticals, Inc. and Taylor and Francis, and as an auditor at Deloitte & Touche.  Ms. Carlin is also a certified public accountant.

Ms. Carlin is entitled to participate in the Company’s health, welfare and benefit plans, including the Company’s 2013 Stock-Based Incentive Plan. There are no arrangements or understandings between Ms. Carlin and any other person pursuant to which Ms. Carlin was appointed as Chief Accounting Officer of the Company, Ms. Carlin has not entered into any transactions with the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K and there are no family relationships between Ms. Carlin and any of the Company’s officers or directors that are required to be disclosed pursuant to Item 401(d) of Regulation S-K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 7, 2015	Egalet Corporation

	By:	/s/ Stan Musial
Name: Stan Musial
Title: Chief Financial Officer

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